Exhibit 99.1

EDITORIAL CONTACTS:	PRGP06009

Jana Knezovich, Agilent Semiconductor Test Business

+1 970 679 3399

jana_knezovich@agilent.com

Amy Flores, Agilent Corporate

+1 650 752 5303

amy_flores@agilent.com

Agilent Technologies Names Keith Barnes as President and CEO of Verigy Subsidiary

PALO ALTO, Calif., April 10, 2006 — Agilent Technologies Inc. (NYSE: A) has named Keith Barnes as president and chief executive officer of its semiconductor test subsidiary, Verigy Pte. Ltd., effective May 1. Verigy filed its registration statement with the SEC for its initial public offering last month, and Agilent plans to complete its spin-off of Verigy by Oct. 31, 2006, the end of its fiscal year. Barnes is currently the chairman and CEO of Electroglas, a leader in integrated circuit (IC) prober manufacturing, based in San Jose, Calif.

Prior to his work at Electroglas, Barnes was chairman and CEO of Integrated Measurement Systems (IMS), an Oregon-based company recognized for its work in mixed-signal and memory-IC verification before it was acquired by Credence Systems Corp. in 2001.

Barnes also served as a division president at Cadence Design Systems for the Prototype Verification Division and at Valid Logic Systems prior to its acquisition by Cadence.

Barnes replaces long-time Agilent veteran Jack Trautman. Trautman has most recently served as interim president of the company’s Semiconductor Test Business, and was president of Agilent’s Automated Test Group prior to the spin-off announcement. Trautman will continue to support Verigy as a senior advisor through its transition into a separate company.

Adrian Dillon, Agilent’s chief financial officer and executive vice president of finance and administration said, “Keith brings a wealth of experience to this leadership position. His many years of managing public companies will be a great asset to our company, and help to realize the full potential of our semiconductor test business.”

“I am very excited to be joining Verigy,” said Barnes. “Agilent has long had a powerful reputation for technology leadership and innovation, and a strategic position in the test industry. I look forward to helping build the world’s premier semiconductor test business.”

Barnes, 54, was born in San Francisco, Calif. He currently serves on the Boards of Cascade Microtech and Clarity Visual Systems. Barnes holds a B.S. degree in Environmental Science from San Jose State University.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 20,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.1 billion in fiscal 2005. Information about Agilent is available on the Web at www.agilent.com.

Forward-Looking Statements

This news release contains a number of forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding Agilent Technologies’ intention to separate its semiconductor test business and complete the spin-off of this business by the end of the current fiscal year. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual events to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the inability of Agilent to manage successfully and complete the separation, including the ability to retain and attract key employees; risks relating to the allocation of assets and personnel between the companies; the risk that the initial public offering of Verigy may not occur in its expected timeframe or at all; the risk of a downturn in the companies’ target markets; and the possibility of unfavorable economic conditions in general. Agilent undertakes no duty to update the forward-looking statements herein.

# # #

NOTE TO EDITORS: Further technology, corporate citizenship and executive news are available on the Agilent news site at www.agilent.com/go/news.

A photo of Keith Barnes is available at http://www.agilent.com/about/newsroom/presrel/2006/10apr-gp06009.jpg.